UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100

Westlake, TX 76262

(Address of principal executive offices, including Zip Code)

(817) 961-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Background

On May 28, 2014, Audatex North America, Inc. (the “Issuer”), an indirect wholly-owned subsidiary of Solera Holdings, Inc. (“Solera”), entered into a purchase agreement (the “Purchase Agreement”) with Solera, the other guarantors named therein (the “Guarantors”) and Goldman, Sachs & Co., as initial purchaser (the “Initial Purchaser”). Pursuant to the Purchase Agreement, the Issuer agreed to sell to the Initial Purchaser, and the Initial Purchaser agreed to purchase from the Issuer, $150 million in aggregate principal amount of 6.000% Senior Notes due 2021 (the “New 2021 Notes”). The sale of the New 2021 Notes closed on June 2, 2014. The Issuer intends to use the proceeds from the sale of the New 2021 Notes for working capital and other general corporate purposes, which may include funding the acquisition of the Insurance and Services Division of Pittsburgh Glass Works, LLC, potential put or call options on securities of Solera’s Service Repair Solutions joint venture and one or more additional strategic initiatives that it may undertake from time to time.

The New 2021 Notes were issued as additional notes pursuant to an indenture, dated as of July 2, 2013 (as supplemented or amended, the “Indenture”), among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), under which the Issuer previously issued $1.36 billion of its 6.000% Senior Notes due 2021 (the “Existing 2021 Notes” and together with the New 2021 Notes, the “2021 Notes”). The New 2021 Notes were offered at an original issue price of 106.50% plus accrued interest from December 15, 2013.

The 2021 Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements. Holders of 2021 Notes are not entitled to any registration rights under the Securities Act.

Supplemental Indenture

The New 2021 Notes were issued pursuant to a supplemental indenture to Indenture, dated as of June 2, 2014 (the “Supplemental Indenture”), among the Issuer, the Guarantors and the Trustee. The New 2021 Notes are treated as a single class with the Existing 2021 Notes for all purposes and will have the same terms as those of the Existing 2021 Notes. The New 2021 Notes and the Existing 2021 Notes are expected to trade fungibly with one another, except that the New 2021 Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act were issued under a new CUSIP number and will trade separately during the 40-day distribution compliance period.

The 2021 Notes bear interest at a rate of 6.000% and mature on June 15, 2021. Interest is payable on the 2021 Notes on June 15 and December 15 of each year; provided that with respect to the New 2021 Notes, the record date for the first interest payment date will be June 2, 2014.

The Issuer’s obligations under the 2021 Notes are guaranteed by Solera and substantially all of Solera’s material wholly-owned domestic subsidiaries. The 2021 Notes and the guarantees are unsecured senior obligations of the Issuer and the Guarantors.

The Indenture contains covenants limiting the ability of Solera and its subsidiaries to: (i) incur liens; (ii) engage in sale and leaseback transactions; or (iii) consolidate, merge with, or convey, transfer or lease substantially all of their assets to, another person. Except if the 2021 Notes achieve an investment grade rating, the Indenture also limits the ability of any subsidiary of Solera (other than the Issuer or any parent company of the Issuer) to incur indebtedness. All of these covenants are subject to important exceptions and qualifications.

The Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness, certain events of bankruptcy or insolvency and when the guarantees of significant subsidiaries cease to be in full force and effect. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding 2021 Notes may declare the principal of and accrued but unpaid interest on all of the 2021 Notes to be due and payable immediately.

At any time prior to June 15, 2016, the Issuer may, subject to certain conditions, redeem up to 35% of the aggregate principal amount of the 2021 Notes issued under the Indenture at a redemption price equal to 106.000% of the principal amount of the 2021 Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption. At any time prior to June 15, 2017, the 2021 Notes may be redeemed, in whole or in part, at the option of the Issuer, at a redemption price equal to 100% of the principal amount of the 2021 Notes redeemed plus a “make-whole premium” and accrued and unpaid interest to, the applicable redemption date. On or after June 15, 2017, the Issuer may redeem all or a part of the 2021 Notes, at the following redemption prices: (i) if the redemption occurs on or after June 15, 2017 but prior to June 15, 2018, the redemption price is 103.000% of the principal amount of the 2021 Notes; (ii) if the redemption occurs on or after June 15, 2018 but prior to June 15, 2019, the redemption price is 101.500% of the principal amount of the 2021 Notes; and (iii) if the redemption occurs on or after June 15, 2019, the redemption price is 100.000% of the principal amount of the 2021 Notes.

If Solera experiences certain change of control events accompanied by certain ratings events, the Issuer must give holders of the 2021 Notes the opportunity to sell it their 2021 Notes at 101% of their face amount, plus accrued and unpaid interest, if any, to the date of purchase.

A copy of the Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Supplemental Indenture is qualified in its entirety by reference to such exhibit.

A description of the Indenture was included in Solera’s Current Report on Form 8-K filed on July 9, 2013 (the “July 9, 2013 Form 8-K”) and is incorporated by reference herein, and a copy of the Indenture was attached as Exhibit 4.1 to the July 9, 2013 Form 8-K and is incorporated by reference herein. The description of the material terms of the 2021 Notes and the Indenture is qualified in its entirety by reference to such description and exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Supplemental Indenture and the forms of 2021 Notes and related guarantees are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On June 2, 2014, Solera issued a press release announcing the closing of the private offering of $150 million aggregate principal amount of New 2021 Notes.

A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of June 2, 2014, supplementing the Indenture, dated as of July 2, 2013, among Audatex North America, Inc., Solera Holdings, Inc., the other guarantors named therein and U.S. Bank National Association, as trustee.

99.1	Press release issued by Solera Holdings, Inc. on June 2, 2014 announcing the closing of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ Jason M. Brady
Date: June 2, 2014	Name:	Jason M. Brady
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of June 2, 2014, supplementing the Indenture, dated as of July 2, 2013, among Audatex North America, Inc., Solera Holdings, Inc., the other guarantors named therein and U.S. Bank National Association, as trustee.

99.1	Press release issued by Solera Holdings, Inc. on June 2, 2014 announcing the closing of the offering.